Exhibit 99.1

Caesars Entertainment, Inc. Announces Mandatory Conversion of 5.00% Convertible Senior Notes Due 2024

LAS VEGAS and RENO, Nev. (June 21, 2021) – Caesars Entertainment, Inc., (NASDAQ: CZR) (“Caesars,” “CZR,” or “the Company”) today announced that it has delivered a notice of mandatory conversion (the “Notice”) to the trustee of the 5.00% convertible senior notes due 2024 (the “Notes”) issued by Caesars Holdings, Inc. (formerly known as Caesars Entertainment Corporation), a wholly-owned subsidiary of the Company (“Holdings”). Pursuant to the Notice, Holdings has exercised its right to cause the mandatory conversion of all outstanding Notes on June 24, 2021 (the “Mandatory Conversion Date”). As of the close of business on June 18, 2021, the Company had approximately $321,890,591 aggregate principal amount of Notes outstanding.

On the Mandatory Conversion Date, each $1.00 principal amount of Notes will be converted into 0.013889365 shares of common stock of the Company and $1.166196 in cash (the “Conversion Price”). Interest on the Notes will cease to accrue on the Mandatory Conversion Date. The Conversion Price and any accrued and unpaid interest to the Mandatory Conversion Date will be paid to holders of the Notes on June 29, 2021.

About Caesars Entertainment, Inc.

Caesars Entertainment, Inc. (NASDAQ: CZR) is the largest casino-entertainment company in the US and one of the world’s most diversified casino-entertainment providers. Since its beginning in Reno, NV, in 1937, Caesars Entertainment, Inc. has grown through development of new resorts, expansions and acquisitions. Caesars Entertainment, Inc.’s resorts operate primarily under the Caesars®, Harrah’s®, Horseshoe®, and Eldorado® brand names. Caesars Entertainment, Inc. offers diversified gaming, entertainment and hospitality amenities, one-of-a-kind destinations, and a full suite of mobile and online gaming and sports betting experiences. All tied to its industry-leading Caesars Rewards loyalty program, the company focuses on building value with its guests through a unique combination of impeccable service, operational excellence and technology leadership. Caesars is committed to its employees, suppliers, communities and the environment through its PEOPLE PLANET PLAY framework. For more information, please visit. www.caesars.com/corporate.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

You can identify these statements by Caesars’ use of the words “may,” “will,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond Caesars’ control and could materially affect actual results, performance, or achievements.

Although Caesars believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Caesars cannot assure you that the assumptions upon which these statements are based will prove to have been correct. Important risk factors that may affect Caesars’ business, results of operations and financial position are detailed from time to time in Caesars’ filings with the Securities and Exchange Commission. Caesars does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law.

Contacts

Investor Relations:

Brian Agnew, bagnew@caesars.com

Charise Crumbley, ccrumbley@caesars.com

800-318-0047

Media Relations: Kate Whiteley, kwhiteley@caesars.com

Source: Caesars Entertainment, Inc.

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